UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2008

US FARMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Rosecrans Street, Suite C San Diego, California	92106
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 488-7775

Copies of Communications to:

Stoecklein Law Group

402 West Broadway

Suite 690

San Diego, CA 92101

(619) 704-1310

Fax (619) 704-1325

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On September 2, 2008, the Registrant executed an escrow agreement with Imini Enterprises Corp, (“Advisor”), a Panamanian entity, who will act as an advisor and assist in the sale of up to $3,000,000 of the Registrant’s restricted common stock and Savoy Advisors LLC, a Florida limited liability company, who will serve as the escrow agent (‘Escrow Agent”).  The Registrant has agreed to sell its restricted common stock in denominations of $5,000 at a price of 70% discount to the market.  However, such price, after taking into consideration the discount, shall not be less than $0.18 per share.  Pursuant to the escrow agreement, the Escrow Agent will hold and disburse the Registrant’s common stock as necessary.  The Registrant upon signing the agreement, agreed to deposit two million (2,000,000) shares of its restricted common stock with the Escrow Agent and the Registrant will send additional shares to the Escrow Agent when needed to maintain an appropriate number of shares to satisfy anticipated subscriptions.

The shares to be sold under this agreement are to be in compliance with Regulation S and will not be sold to any person that is, or could be expected to be, a “U.S. Person” as defined in Regulation S.  Pursuant to the agreement, the Escrow Agent will be entitled to an escrow fee of 5% of the purchase price of shares payable concurrently with the disbursement of shares by the Escrow Agent.  The offering will be terminated on December 31, 2008 subject to earlier termination.  The Advisor has also agreed to reimburse the Escrow Agent for any reasonable expenses incurred in connection with the escrow agreement.  Additionally, the Registrant has the option to extend the termination, which will not be longer than 45 days from December 31, 2008.

A copy of the executed escrow agreement in connection with the offering is attached hereto as Exhibit 10.15.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

On September 2, 2008, the Registrant’s Board of Directors approved the issuance of 2,000,000 shares of its restricted common stock to be deposited into the escrow account, which will be disbursed upon shares being sold by Imini Enterprises Corp.

The Registrant believes the issuance of the shares is exempt from the registration and prospectus delivery requirement of the Securities Act of 1933 by virtue of Section 4(2) and/or Regulation S.  The shares were issued directly by the Registrant and did not involve a public offering or general solicitation.  The recipient of the shares was afforded an opportunity for effective access to files and records of the Registrant that contained the relevant information needed to make his investment decision, including the Registrant’s financial statements and 34 Act reports. The Registrant reasonably believed that the recipient had such knowledge and experience in its financial and business matters that he was capable of evaluating the merits and risks of his investment.

Section 9 – Financial Statements and Exhibits

Item 9.01 EXHIBITS

Exhibit Number	Description
10.14	Escrow Agreement between US Farms, Inc., Imini Enterprises Corp. and Savoy Advisors LLC dated September 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Farms, Inc.

By: /s/ Yan K. Skwara

Date: October 2, 2008

Yan K. Skwara, Chief Executive Officer